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                                                                    EXHIBIT 10.6



TBCC

                               SECURITY AGREEMENT

OBLIGOR:      ADVANCED MEDICAL PROCEDURES, INC.,
              A DELAWARE CORPORATION

ADDRESS:      206A WEST OAK STREET
              KISSIMMEE, FL 34741

DATE:         JULY 29, 1999

THIS SECURITY AGREEMENT is entered into as of the above date, between the above Obligor (the "Obligor"), having its chief executive office and principal place of business at the address shown above, and TRANSAMERICA BUSINESS CREDIT CORPORATION, a Delaware corporation, ("TBCC") having its principal office at 9399 West Higgins Road, Suite 600, Rosemont, Illinois 60018 and having an office at 15260 Ventura Blvd., Suite 1240, Sherman Oaks, California 91403. (Definitions of certain terms used in this Agreement are set forth in Section 7 below.) The parties agree as follows:

1. Security.

   1.1. Grant of Security Interest. To secure the payment and performance when due of all of the Obligations, Obligor hereby grants to TBCC a security interest in all of its present and future Receivables, Inventory, Equipment, Other Property, and other Collateral, wherever located.

   1.2. Other Liens; Location of Collateral. Obligor represents, warrants and covenants that all of the Collateral is, and will at all times continue to be, free and clear of all Liens, other than Permitted Liens and Liens in favor of TBCC. All Collateral is and will continue to be maintained at the locations shown on the Schedule.

   1.3. Records. Obligor shall maintain full, accurate and complete records respecting the Receivables, Inventory (including without limitation records describing the kind, type and quantity of the Inventory and Obligor's cost therefor, withdrawals therefrom and additions thereto, including a perpetual inventory for work in process and finished goods, and Equipment (including without limitation records itemizing and describing the location, kind, type, age and condition of the Equipment, Obligor's cost therefor and accumulated depreciation thereof and retirements, sales, or other dispositions thereof).

   1.4. Equipment. Obligor shall keep all of its Equipment in a satisfactory state of repair and satisfactory operating condition in accordance with industry standards, ordinary wear and tear excepted. No Equipment shall be annexed or affixed to or become part of any realty, unless the owner of the realty has executed and delivered a Landlord Waiver in such form as TBCC shall specify. Where Obligor is permitted to dispose of any Equipment under this Agreement or by any consent thereto hereafter given by TBCC, Obligor shall do so at arm's length, in good faith and by obtaining the maximum amount of recovery practicable therefor and without impairing the operating integrity or value of the remaining Equipment.

   1.5. Further Assurances. Obligor will perform any and all steps that TBCC may reasonably request to perfect TBCC's security interests in the Collateral, including, without limitation, executing and filing financing and continuation statements in form and substance satisfactory to TBCC. TBCC is hereby authorized by Obligor to sign Obligor's name or file any financing statements or similar documents or instruments covering the Collateral whether or not Obligor's signature appears thereon. Obligor agrees, from time to time, at TBCC's request, to file notices of Liens, financing statements, similar document or instruments, and amendments, renewals and continuations thereof, and cooperate with TBCC, in connection with the continued perfection and protection of the Collateral. If any Collateral is in the possession or control of any Person other than a public warehouseman where the warehouse receipt is in the name of or held by TBCC, Obligor shall notify such Person of TBCC's security interest therein and, upon request, instruct such Person or Persons to hold all such Collateral for the account of TBCC and subject to TBCC's instructions. If so requested by TBCC, Obligor will deliver to TBCC warehouse receipts covering any Collateral located in warehouses showing TBCC as the beneficiary thereof and will also cause the warehouseman to execute and deliver such agreements as TBCC may request relating to waivers of liens by such warehouseman and the release of the Inventory to TBCC on its demand. Obligor shall defend the Collateral against all claims and demands of all Persons.

   1.6. Power of Attorney. Obligor hereby appoints and constitutes TBCC as Obligor's attorney-in-fact (i) to request at any time from account debtors verification of information concerning Receivables and the amount owing thereon,
(ii) upon the occurrence and during the continuance of an Event of Default, to convey any item of Collateral to any purchaser thereof, (iii) to give or sign Obligor's name to any notices or statements necessary or desirable to create or continue the Lien on any Collateral


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TBCC                                                          SECURITY AGREEMENT
--------------------------------------------------------------------------------

granted hereunder and (iv) to make any payment or take any act necessary or desirable to protect or preserve any Collateral. TBCC's authority hereunder shall include, without limitation, the authority to execute and give receipt for any certificate of ownership or any document, transfer title to any item of Collateral and take any other actions arising from or incident to the powers granted to TBCC under this Agreement. This power of attorney is coupled with an interest and is irrevocable.

2. Representations and Warranties of Obligor. Obligor represents and warrants as follows:

   2.1. Organization, Good Standing and Qualification. Obligor (i) is a corporation duly organized, validly existing and in good standing under the laws of the State set forth above, (ii) has the corporate power and authority to own its properties and assets and to transact the businesses in which it is engaged and (iii) is duly qualified, authorized to do business and in good standing in each jurisdiction where it is engaged in business, except to the extent that the failure to so qualify or be in good standing would not have a Material Adverse Effect.

   2.2. Locations of Offices, Records and Collateral. The address of the principal place of business and chief executive office of Obligor is *, and the books and records of Obligor and all of its chattel paper and records relating to Collateral are maintained exclusively in the possession of Obligor at ** the address of Obligor specified in the heading of this Agreement. Obligor has places of business, and Collateral is located, only at such address and at the addresses set forth in the Schedule.

   * THE ADDRESS OF OBLIGOR SPECIFIED IN THE HEADING OF THIS AGREEMENT

   ** 7 STUDEBAKER, IRVINE, CALIFORNIA 92618 AND/OR AT

   2.3. Authority. Obligor has the requisite corporate power and authority to execute, deliver and perform its obligations under each of the Loan Documents. All corporate action necessary for the execution, delivery and performance by Obligor of the Loan Documents has been taken.

   2.4. Enforceability. This Agreement is, and, when executed and delivered, each other Loan Document will be, the legal, valid and binding obligation of Obligor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

   2.5. No Conflict. The execution, delivery and performance of each Loan Document by Obligor does not and will not contravene (i) any of the Governing Documents, (ii) any Requirement of Law or (iii) any Material Contract and will not result in the imposition of any Liens other than in favor of TBCC.

   2.6. Consents and Filings. No consent, authorization or approval of, or filing with or other act by, any shareholders of Obligor or any Governmental Authority or other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby or thereby or the continuing operations of Obligor following such consummation, except (i) those that have been obtained or made, and (ii) the filing of financing statements under the Uniform Commercial Code.

   2.7. Solvency. Obligor is Solvent and will be Solvent upon the completion of all transactions contemplated to occur on or before the date of this Agreement.

   2.8. Financial Data. Obligor has provided to TBCC complete Financial Statements * which have been prepared in accordance with GAAP consistently applied throughout the periods involved and fairly present the financial position and results of operations of Obligor for each of the periods covered. Obligor has no Contingent Obligation or liability ** for taxes, unrealized losses, unusual forward or long-term commitments or long-term leases, which is not reflected in such Financial Statements. Since the last date covered by such Financial Statements, there has been no sale, transfer or other disposition by Obligor of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the financial condition of Obligor at said date. Since said date, (i) there has been no change, occurrence, development or event which has had or could reasonably be expected to have a Material Adverse Effect and (ii) none of the capital stock of Obligor has been redeemed, retired, purchased or otherwise acquired for value by Obligor.

   * WHICH ARE ACCURATE IN ALL MATERIAL RESPECTS AND

   ** IN EXCESS OF $50,000

   2.9. Accuracy and Completeness of Information. All data, reports and information previously, now or hereafter furnished by or on behalf of Obligor to TBCC or the Auditors are or will be true and accurate in all material respects on the date as of which such data, reports and information are dated or certified, and not incomplete by omitting to state any material fact necessary to make such data, reports and information not materially misleading at such time. There are no facts now known to Obligor which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect and which have not been disclosed in writing to TBCC.

   2.10. No Joint Ventures, Partnerships or Subsidiaries. Obligor is not engaged in any joint venture or partnership with any other Person. Obligor has no Subsidiaries.

   2.11. Corporate and Trade Name. During the past five years, Obligor has not been known by or used any other corporate, trade or fictitious name except for its name as set forth on the signature page of this Agreement and the other names specified in the Schedule.

   2.12. No Actual or Pending Material Modification of Business. There exists no actual or, to the best of Obligor's knowledge after due inquiry, threatened termination, cancellation or limitation of, or any modification or change in the business relationship of Obligor with any customer or group of customers whose purchases individually or in the aggregate are material to the operation of Obligor's business or with any material supplier.

   2.13. Taxes and Tax Returns. * Obligor has properly completed and timely filed all income tax returns it is required to file. The information filed is complete and accurate in all material respects. * all deductions taken in such income tax returns are appropriate and in accordance with applicable laws and regulations, except deductions that may have been disallowed but are being challenged in good faith and for which adequate reserves have been made in accor-


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TBCC                                                          SECURITY AGREEMENT
--------------------------------------------------------------------------------

dance with GAAP. * all taxes, assessments, fees and other governmental charges for periods beginning prior to the date of this Agreement have been timely paid (or, if not yet due, adequate reserves therefor have been established) and Obligor has no liability for taxes in excess of the amounts so paid or reserves so established. No deficiencies for taxes have been claimed, proposed or assessed by any taxing or other Governmental Authority against Obligor and no notice of any tax Lien has been filed. There are no pending or threatened audits, investigations or claims for or relating to any liability for taxes and there are no matters under discussion with any Governmental Authority which could result in an additional liability for taxes. No extension of a statute of limitations relating to taxes, assessments, fees or other governmental charges is in effect with respect to Obligor. Obligor is not a party to and does not have any obligations under any written tax sharing agreement or agreement regarding payments in lieu of taxes.

   * EXCEPT AS WOULD NOT REASONABLY BE EXPECTED TO HAVE A MATERIAL ADVERSE EFFECT AND WOULD NOT MATERIALLY ADVERSELY AFFECT THE SECURITY INTEREST OF TBCC IN THE COLLATERAL,

   2.14. No Judgments or Litigation. No judgments, orders, writs or decrees are outstanding against Obligor, nor is there now pending or, to the knowledge of Obligor after due inquiry, threatened litigation, contested claim, investigation, arbitration, or governmental proceeding by or against Obligor that (i) could individually or in the aggregate be likely in the reasonable business judgment of TBCC to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement, any other Loan Document or the consummation of the transactions contemplated hereby or thereby.

   2.15. Investments; Contracts. Obligor (i) has not committed to make any Investment; (ii) is not a party to any indenture, agreement, contract, instrument or lease or subject to any charter, by-law or other corporate restriction or any injunction, order, restriction or decree, which would materially and adversely affect its business, operations, assets or financial condition; (iii) is not a party to any "take or pay" contract as to which it is the purchaser; or (iv) has no material contingent or long-term liability, including management contracts (excluding employment contracts of full-time individual officers or employees), which could have a Material Adverse Effect.

   2.16. No Defaults; Legal Compliance. * Obligor is not in default under any term of any Material Contract or in violation of any Requirement of Law, nor is Obligor subject to any investigation with respect to a claimed violation of any Requirement of Law.

   * EXCEPT AS WOULD NOT REASONABLY BE EXPECTED TO HAVE A MATERIAL ADVERSE EFFECT AND WOULD NOT MATERIALLY ADVERSELY AFFECT THE SECURITY INTEREST OF TBCC IN THE COLLATERAL,

   2.17. Rights in Collateral; Priority of Liens. All Collateral is owned or leased by Obligor, free and clear of any and all Liens in favor of third parties, other than Permitted Liens. The Liens granted to TBCC pursuant to the Loan Documents constitute valid, enforceable and perfected first-priority Liens on the Collateral, except for Permitted Liens.

   2.18. Intellectual Property. Obligor * patents, trademarks, trade names, service marks and copyrights (registered and unregistered), ** applications therefor and licenses thereof. Obligor owns or licenses all material patents, trademarks, service-marks, logos, tradenames, trade secrets, know-how, copyrights, or licenses and other rights with respect to any of the foregoing, which are necessary or advisable for the operation of its business as presently conducted or proposed to be conducted. To the best of its knowledge after due inquiry, Obligor has not infringed any patent, trademark, service-mark, tradename, copyright, license or other right owned by any other Person by the sale or use of any product, process, method, substance, part or other material presently contemplated to be sold or used, where such sale or use would reasonably be expected to have a Material Adverse Effect and no claim or litigation is pending, or to the best of Obligor's knowledge, threatened against or affecting Obligor that contests its right to sell or use any such product, process, method, substance, part or other material.

   * HAS NO

   ** OR

   2.19. Labor Matters. There are no existing or threatened strikes, lockouts or other disputes relating to any collective bargaining or similar agreement to which Obligor is a party which would, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

   2.20. Licenses and Permits. Obligor has obtained and holds in full force and effect, all franchises, licenses, leases, permits, certificates, authorizations, qualifications, easements, rights of way and other rights and approvals which are necessary or advisable for the operation of its business as presently conducted and as proposed to be conducted, except where the failure to possess any of the foregoing (individually or in the aggregate) would not have a Material Adverse Effect.

   2.21. Government Regulation. Obligor is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, the Investment Company Act of 1940, or any other Requirement of Law that limits its ability to incur indebtedness or its ability to consummate the transactions contemplated by this Agreement and the other Loan Documents.

   2.22. Business and Properties. The business of Obligor is not affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could reasonably be expected to have a Material Adverse Effect.

   2.23. Affiliate Transactions. Obligor is not a party to or bound by any agreement or arrangement (whether oral or written) to which any Affiliate of Obligor is a party except * (i) in the ordinary course of and pursuant to the reasonable requirements of the business of Obligor and (ii) upon fair and reasonable terms no less favorable to Obligor than it could obtain in a comparable arm's-length transaction with an unaffiliated Person.


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TBCC                                                          SECURITY AGREEMENT
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   * FOR THAT CERTAIN AGREEMENT AND PLAN OF MERGER DATED JUNE 30, 1999, BETWEEN
OBLIGOR AND BORROWER, AND EXCEPT

   2.24. Survival of Representations. All representations made by Obligor in this Agreement and in any other Loan Document executed and delivered by it in connection herewith shall survive the execution and delivery hereof and thereof and the closing of the transactions contemplated hereby and thereby.

3. AFFIRMATIVE COVENANTS OF THE OBLIGOR. Until termination of this Agreement and payment and satisfaction of all Obligations:

   3.1. Corporate Existence. Obligor shall (i) maintain its corporate existence,
(ii) maintain in full force and effect all material licenses, bonds, franchises, leases, trademarks, qualifications and authorizations to do business, and all material patents, contracts and other rights necessary or advisable to the profitable conduct of its business, and (iii) continue in, and limit its operations to, the same lines of business as presently conducted by it.

   3.2. Maintenance of Property. Obligor shall keep all property useful and necessary to its business in good working order and condition (ordinary wear and tear excepted) in accordance with its past operating practices.

   3.3. Affiliate Transactions. Obligor shall conduct transactions with any of its Affiliates on an arm's-length basis or other basis no less favorable to Obligor and which are approved by the board of directors of Obligor.

   3.4. Taxes. Obligor shall pay when due (i) all tax assessments, and other governmental charges and levies imposed against it or any of its property and
(ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that, unless such tax assessment, charge, levy or claim has become a Lien on any of the property of Obligor, it need not be paid if it is being contested in good faith, by appropriate proceedings diligently conducted and an adequate reserve or other appropriate provision shall have been made therefor as required in accordance with GAAP.

   3.5. Requirements of Law. Obligor shall comply with all Requirements of Law applicable to it, including, without limitation, all applicable Federal, State, local or foreign laws and regulations, including, without limitation, those relating to environmental matters, employee matters, the Employee Retirement Income Security Act of 1974, and the collection, payment and deposit of employees' income, unemployment and social security taxes, provided that Obligor shall not be deemed in violation hereof if Obligor's failure to comply with any of the foregoing would not require more than * to cure the same.

   * $75,000

   3.6. Insurance. Obligor shall maintain public liability insurance, business interruption insurance, third party property damage insurance and replacement value insurance on its assets (including the Collateral) under such policies of insurance, with such insurance companies, in such amounts and covering such risks as are at all times satisfactory to TBCC in its commercially reasonable judgment, all of which policies covering the Collateral shall name TBCC as an additional insured and lender loss payee in case of loss, and contain other provisions as TBCC may reasonably require to protect fully TBCC's interest in the Collateral and any payments to be made under such policies.

   3.7. Books and Records; Inspections. Obligor shall (i) maintain books and records (including computer records) pertaining to the Collateral in such detail, form and scope as is consistent with good business practice and (ii) provide TBCC and its agents access to the premises of Obligor at any time and from time to time, during normal business hours and upon reasonable notice under the circumstances, and at any time on and after the occurrence of a Default or Event of Default, for the purposes of (A) inspecting and verifying the Collateral, (B) inspecting and copying (at Obligor's expense) any and all records pertaining thereto, and (C) discussing the affairs, finances and business of Obligor with any officer, employee or director of Obligor or with the Auditors. Obligor shall reimburse TBCC for the reasonable travel and related expenses of TBCC's employees or, at TBCC's option, of such outside accountants or examiners as may be retained by TBCC to verify or inspect Collateral, records or documents of Obligor on a regular basis or for a special inspection if TBCC deems the same appropriate. If TBCC's own employees are used, Obligor shall also pay therefor $600 per person per day (or such other amount as shall represent TBCC's then current standard charge for the same), or, if outside examiners or accountants are used, Obligor shall also pay TBCC such sum as TBCC may be obligated to pay as fees therefor.

   3.8. Notification Requirements. Obligor shall give TBCC the following notices and other documents:

     (a) Notice of Defaults. Obligor shall give TBCC written notice of any Default or Event of Default within two Business Days after becoming aware of the same.

     (b) Proceedings or Adverse Changes. Obligor shall give TBCC written notice of any of the following, promptly, and in any event within five Business Days after Obligor becomes aware of any of the following: (i) any proceeding being instituted or threatened by or against it in any federal, state, local or foreign court or before any commission or other regulatory body involving a sum, together with the sum involved in all other similar proceedings, in excess of * in the aggregate, (ii) any order, judgment or decree being entered against Obligor or any of its properties or assets involving a sum, together with the sum of all other orders, judgments or decrees, in excess of * in the aggregate, and (iii) any actual or prospective change, development or event which has had or could reasonably be expected to have a Material Adverse Effect.

     * $75,000

     (c) Change of Name or Chief Executive Office; Opening Additional Places of Business. Obligor shall give TBCC at least 30 days prior written notice of any change of Obligor's corporate name or its chief executive office or of the opening of any additional place of business.

     (d) Casualty Loss. Obligor shall (i) provide written notice to TBCC, within ten Business Days, of any material damage to, the destruction of or any other material loss to any asset or property owned or used by Obligor other than any such asset or property with a net book value (individually or in the aggregate) less than * or any condemnation, confiscation or other taking, in whole or in part, or any event that otherwise diminishes so as to render impracticable or unreasonable the use of such asset or prop-


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TBCC                                                          SECURITY AGREEMENT
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erty owned or used by Obligor together with the amount of the damage, destruction, loss or diminution in value and (ii) diligently file and prosecute its claim or claims for any award or payment in connection with a any of the foregoing.

   * $30,000

   3.9. Qualify to Transact Business. Obligor shall qualify to transact business as a foreign corporation in each jurisdiction where the nature or extent of its business or the ownership of its property requires it to be so qualified or authorized and where failure to qualify or be authorized would have a Material Adverse Effect.

   3.10. Financial Reporting. Obligor shall timely deliver to TBCC such information respecting Obligor or any Collateral as TBCC may from time to time request in its good-faith business judgment. Obligor authorizes TBCC to communicate directly with its officers, employees and Auditors and to examine and make abstracts from its books and records. Obligor authorizes its Auditors to disclose to TBCC any and all financial statements, work papers and other information of any kind that they may have with respect to Obligor and its business and financial and other affairs. Obligor shall deliver a letter addressed to the Auditors requesting them to comply with the provisions of this paragraph when requested by TBCC.

   3.11. Payment of Liabilities. Obligor shall pay and discharge, in the ordinary course of business, all Indebtedness, except where the same may be contested in good faith by appropriate proceedings and adequate reserves with respect thereto have been provided on the books and records of Obligor in accordance with GAAP.

   3.12. Trademarks. Obligor shall do and cause to be done all things necessary to preserve and keep in full force and effect all of its material registrations of trademarks, service marks and other marks, trade names and other trade rights.

   3.13. Proceeds of Collateral. Without limiting any of the other terms of this Agreement, and without implying any consent to any sale or other transfer of Collateral in violation of any provision of this Agreement, Obligor shall deliver to TBCC all proceeds of any sale or other transfer or disposition of any Collateral, immediately upon receipt of the same and in the same form as received, with any necessary endorsements, and Obligor will not commingle any such proceeds with any of its other funds or property, but will segregate them from the other assets of Obligor and will hold them in trust and for the account and as the property of TBCC.

   3.14. Solvency. Obligor shall be Solvent at all times.

   3.15. Interest. Obligor shall pay TBCC interest on all sums due from Obligor to TBCC hereunder at an interest rate equal to the highest interest rate applicable to any of the Loans, from the date due to the date paid.

4. Negative Covenants. Until termination of this Agreement and payment and satisfaction of all Obligations:

   4.1. Contingent Obligations. Obligor will not, directly or indirectly, incur, assume, or suffer to exist any Contingent Obligation, excluding indemnities given in connection with this Agreement or the other Loan Documents in favor of TBCC or in connection with the sale of Inventory or other asset dispositions permitted hereunder.

   4.2. Corporate Changes. Obligor will not, directly or indirectly, merge or consolidate with any Person*, or liquidate or dissolve (or suffer any liquidation or dissolution)**.

   * OTHER THAN BORROWER

   ** UNLESS ALL OF OBLIGOR'S ASSETS ARE TRANSFERRED TO BORROWER

   4.3. Change in Nature of Business. Obligor will not at any time make any material change in the lines of its business as carried on at the date of this Agreement or enter into any new line of business.

   4.4. Sales of Assets. Obligor will not, directly or indirectly, in any fiscal year, sell, transfer or otherwise dispose of any assets, or grant any option or other right to purchase or otherwise acquire any assets other than (i) Equipment with an aggregate value of less than * the proceeds of which shall be paid to TBCC and applied to the Obligations, and (ii) sales of Inventory in the ordinary course of business.

   * $37,500

   4.5. Cancellation of Debt. Obligor will not cancel any claim or debt owed to it, except in the ordinary course of business.

   4.6. Loans to Other Persons. Obligor will not at any time make loans or advance any credit (except to trade debtors in the ordinary course of business) to any Person in excess of * in the aggregate at any time for all such loans.

   * $37,500

   4.7. Liens. Obligor will not, directly or indirectly, at any time create, incur, assume or suffer to exist any Lien on or with respect to any of the Collateral, other than: Liens created hereunder and by any other Loan Document; and Permitted Liens.

   4.8. Dividends, Stock Redemptions. Obligor will not, directly or indirectly, pay any dividends or distributions on, purchase, redeem or retire any shares of any class of its capital stock or any warrants, options or rights to purchase any such capital stock, whether now or hereafter outstanding ("Stock"), or make any payment on account of or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of its Stock, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Obligor, except for dividends paid solely in stock of the Obligor*.

   * AND EXCEPT FOR DIVIDENDS PAID TO BORROWER

   4.9. Investments in Other Persons. Obligor will not, directly or indirectly, at any time make or hold any Investment in any Person (whether in cash, securities or other property of any kind) other than Investments in Cash Equivalents.

   4.10. Partnerships; Subsidiaries; Joint Ventures; Management Contracts. Obligor will not at any time create any direct or indirect Subsidiary, enter into any joint venture or similar arrangement or become a partner in any general or limited partnership or enter into any management contract (other than an employment contract for the employment of an officer or employee entered into in the regular course of Obligor's business) permitting third party management rights with respect to Obligor's business.


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TBCC                                                          SECURITY AGREEMENT
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   4.11. Fiscal Year. Obligor will not change its fiscal year.

   4.12. Accounting Changes. Obligor will not at any time make or permit any change in accounting policies or reporting practices, except as required by GAAP.

   4.13. Broker's or Finder's Fees. Obligor will not pay or incur any broker's or finder's fees in connection with this Agreement or the transactions contemplated hereby.

   4.14. Unusual Terms of Sale. Obligor will not sell goods or products on extended terms, consignment terms, on a progress billing or bill and hold basis, or on any other unusual terms*.

   * , EXCEPT THAT OBLIGOR MAY FROM TIME TO TIME (I) LOAN A CRYOCARE SYSTEM TO A USER, AND (II) TRANSFER A CRYOCARE SYSTEM TO A USER WHO HAS PURCHASED A SUFFICIENT NUMBER OF DISPOSABLE UNITES WHICH ARE USED IN CONNECTION WITH SUCH CRYOCARE SYSTEM

   4.15. Amendments of Material Contracts. Obligor will not amend, modify, cancel or terminate, or permit the amendment, modification, cancellation or termination of, any Material Contract, if such amendment, modification, cancellation or termination could * have a Material Adverse Effect.

   * REASONABLY BE EXPECTED TO

   4.16. Sale and Leaseback Obligations. Obligor will not at any time create, incur or assume any obligations as lessee for the rental of real or personal property in connection with any sale and leaseback transaction.

   4.17. Acquisition of Stock or Assets. Obligor will not acquire or commit or agree to acquire all or any stock, securities or assets of any other Person other than Inventory and Equipment acquired in the ordinary course of business.

5. Events of Default.

   5.1. Events of Default. The occurrence of any of the following events shall constitute an "Event of Default":

     (a) Obligor shall fail to pay any Obligation when payable, whether at stated maturity, by acceleration, or otherwise; or

     (b) Obligor shall default in the performance or observance of any agreement, covenant, condition, provision or term contained in Section 3.7, 3.13, 4 (and its Sections and subsections), or 6.2 of this Agreement, or Obligor shall fail to perform any non-monetary Obligation which by its nature cannot be cured; or

     (c) Obligor shall default in the performance or observance of any other agreement, covenant, condition, provision or term of this Agreement (other than those referred to in Section 5.1(a) above or Section 5.1(b) above) or any other Loan Document, and such failure continues uncured for a period of * Business Days after the date it occurs; or

     * TEN

     (d) Obligor shall dissolve, wind up or otherwise cease to conduct its business*; or

     * UNLESS IN CONNECTION THEREWITH ALL OF OBLIGOR'S ASSETS ARE TRANSFERRED TO BORROWER

     (e) Obligor shall become the subject of (i) an Insolvency Event except as set forth in clause (e) of the definition of Insolvency Event or (ii) an Insolvency Event as set forth in clause (e) of the definition of Insolvency Event that is not dismissed within sixty days; or

     (f) any representation or warranty made by or on behalf of Obligor to TBCC, under this Agreement or otherwise, shall be incorrect or misleading in any material respect when made or deemed made; or

     (g) A change in the ownership or control of more than * of the voting stock of the Obligor compared to such ownership on the date of this Agreement;

     * 30%

     (h) any judgment or order for the payment of money shall be rendered against Obligor and shall not be stayed, vacated, bonded or discharged within thirty days; or

     (i) Obligor shall deny or disaffirm its obligations under any of the Loan Documents or any Liens granted in connection therewith or shall otherwise challenge any of its obligations under any of the Loan Documents; or any Liens granted in any of the Collateral shall be determined to be void, voidable or invalid, are subordinated or are not given the priority contemplated by this Agreement; or

     (j) any Loan Document shall for any reason cease to create a valid and perfected Lien on the Collateral purported to be covered thereby, of first priority (except for Permitted Liens)*; or

     *AND, IF THE FOREGOING IS THROUGH NO FAULT OF THE OBLIGOR, THE SAME SHALL NOT BE CURED WITHIN FIVE (5) DAYS

     (k) the independent public accountants for Obligor shall deliver a Qualified opinion on any Financial Statement; or

     (l) Obligor (i) shall fail to pay any Indebtedness in excess of * owing to any Person other than TBCC or any interest or premium thereon, when due (whether at scheduled maturity or by required prepayment, acceleration, demand or otherwise), or (ii) shall otherwise be in breach or default in any of its obligations under any agreement with respect to any such Indebtedness, if the effect of such breach, default or failure to pay is to cause such Indebtedness to become due or redeemed or permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to declare such Indebtedness due or require such Indebtedness to be redeemed prior to its stated maturity**; or

     * $75,000

     ** AND THE HOLDER OR HOLDERS OF SUCH INDEBTEDNESS (OR A TRUSTEE OR AGENT ON BEHALF OF SUCH HOLDER OR HOLDERS) DO DECLARE SUCH INDEBTEDNESS DUE OR REQUIRE SUCH INDEBTEDNESS TO BE REDEEMED PRIOR TO ITS STATED MATURITY

     (m) the occurrence of any event or condition that, in TBCC's * judgment, could reasonably be expected to have a Material Adverse Effect.

   * REASONABLE GOOD FAITH

   5.2. Remedies. Upon the occurrence and during the continuance of an Event of Default, TBCC shall have all rights and remedies under applicable law and the Loan Documents, and TBCC may do any or all of the following:

TBCC                                                          SECURITY AGREEMENT
--------------------------------------------------------------------------------

     (a) Declare all Obligations to be immediately due and payable (except with respect to any Event of Default with respect to Obligor set forth in Section 5.1(e), in which case all Obligations shall automatically become immediately due and payable) without presentment, demand, protest or any other action or obligation of TBCC.

     (b) Cease making any extensions of credit to Obligor of any kind.

     (c) Take possession of all documents, instruments, files and records (including the copying of any computer records) relating to the Receivables or other Collateral and use (at the expense of Obligor) such supplies or space of Obligor at Obligor's places of business necessary to administer and collect the Receivables and other Collateral;

     (d) Accelerate or extend the time of payment, compromise, issue credits, or bring suit on the Receivables and other Collateral (in the name of Obligor or TBCC) and otherwise administer and collect the Receivables and other Collateral;

     (e) Sell, assign and deliver the Receivables and other Collateral, with or without advertisement, at public or private sale, for cash, on credit or otherwise, subject to applicable law; and

     (f) Foreclose the security interests created pursuant to the Loan Documents by any available procedure, take possession of any or all of the Collateral, with or without judicial process and enter any premises where any Collateral may be located for the purpose of taking possession of or removing the same.

     (g) TBCC may bid or become a purchaser at any sale, free from any right of redemption, which right is expressly waived by Obligor, if permitted under applicable law. If notice of intended disposition of any Collateral is required by law, it is agreed that ten days' notice shall constitute reasonable notification. Obligor will assemble the Collateral and make it available at such locations as TBCC may specify, whether at the premises of Obligor or elsewhere, and will make available to TBCC the premises and facilities of Obligor for the purpose of TBCC's taking possession of or removing the Collateral or putting the Collateral in salable form.

   5.3. Receivables. Upon the occurrence and during the continuance of an Event of Default, or at any time that TBCC believes in good faith that fraud has occurred or that Obligor has failed to deliver the proceeds of Receivables or other Collateral to TBCC as required by this Agreement or any other Loan Document, TBCC may (i) settle or adjust disputes or claims directly with account debtors for amounts and upon terms which it considers advisable, and (ii) notify account debtors on the Receivables and other Collateral that the Receivables and Collateral have been assigned to TBCC, and that payments in respect thereof shall be made directly to TBCC. If an Event of Default has occurred and is continuing or TBCC reasonably believes in good faith that fraud has occurred, or that Obligor has failed to deliver the proceeds of Receivables or other Collateral to TBCC as required by this Agreement or any other Loan Document, Obligor hereby irrevocably authorizes and appoints TBCC, or any Person TBCC may designate, as its attorney-in-fact, at Obligor's sole cost and expense, to exercise, all of the following powers, which are coupled with an interest and are irrevocable, until all of the Obligations have been indefeasibly paid and satisfied in full in cash: (A) to receive, take, endorse, sign, assign and deliver, all in the name of TBCC or Obligor, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral; (B) to receive, open and dispose of all mail addressed to Obligor and to notify postal authorities to change the address for delivery thereof to such address as TBCC may designate; and (C) to take or bring, in the name of TBCC or Obligor, all steps, actions, suits or proceedings deemed by TBCC necessary or desirable to enforce or effect collection of Receivables and other Collateral or file and sign Obligor's name on a proof of claim in bankruptcy or similar document against any obligor of Obligor.

   5.4. Right of Setoff. In addition to all rights of offset that TBCC may have under applicable law, upon the occurrence and during the continuance of any Event of Default, and whether or not TBCC has made any demand or the Obligations of Obligor have matured, TBCC shall have the right to appropriate and apply to the payment of the Obligations of Obligor all deposits and other obligations then or thereafter owing by TBCC to or for the credit or the account of Obligor. In the event that TBCC exercises any of its rights under this Section, TBCC shall provide notice to Obligor of such exercise, provided that the failure to give such notice shall not affect the validity of the exercise of such rights.

   5.5. License for Use of Software and Other Intellectual Property. After the occurrence and during the continuance of an Event of Default, unless expressly prohibited by any licensor thereof, TBCC is hereby granted a license to use all computer software programs, data bases, processes, trademarks, tradenames and materials used by Obligor in connection with its businesses or in connection with the Collateral.

   5.6. No Marshalling; Deficiencies; Remedies Cumulative. The net cash proceeds resulting from TBCC's exercise of any of its rights with respect to Collateral, including any and all Collections (after deducting all of TBCC's reasonable expenses related thereto), shall be applied by TBCC to such of the Obligations in such order as TBCC shall elect in its sole and absolute discretion, whether due or to become due. Obligor shall remain liable to TBCC for any deficiencies and TBCC shall remit to Obligor or its successor or assign, any surplus resulting therefrom. The remedies specified in this Agreement are cumulative, may be exercised in such order and with respect to such Collateral as TBCC may deem desirable and are not intended to be exclusive, and the full or partial exercise of any of them shall not preclude the full or partial exercise of any other available remedy under this Agreement, under any other Loan Document, at equity or at law.

   5.7. Waivers. Obligor hereby waives any bonds, security or sureties required by any statute, rule or any other law as an incident to any taking of possession by TBCC of any Collateral. Obligor also waives any damages (direct, consequential or otherwise) occasioned by the enforcement of TBCC's rights under this Agreement or any other Loan Document including the taking of possession of any Collateral or the giving of notice to any account debtor or the collection of any Receivable or other Collateral (other than damages that are the result of acts or omissions constituting gross negligence or willful misconduct of TBCC). These waivers and all other waivers provided for in this Agreement and the other Loan Documents have been

TBCC                                                          SECURITY AGREEMENT
--------------------------------------------------------------------------------

negotiated by the parties and Obligor acknowledges that it has been represented by counsel of its own choice and has consulted such counsel with respect to its rights hereunder.

   5.8. Right to Make Payments. In the event that Obligor shall fail to purchase or maintain insurance required hereunder, or to pay any tax, assessment, government charge or levy, except as the same may be otherwise permitted hereunder, or in the event that any Lien prohibited hereby shall not be paid in full or discharged, or in the event that Obligor shall fail to perform or comply with any other covenant, promise or obligation to TBCC hereunder or under any other Loan Document, TBCC may (but shall not be required to) perform, pay, satisfy, discharge or bond the same for the account of Obligor, and Obligor shall immediately reimburse TBCC for all amounts so paid by TBCC.

6. TERM, Assignments and Participations.

   6.1. Term. This Agreement shall continue in effect until all of the Obligations have been paid and performed in full and the Loan Agreement has terminated.

   6.2. Assignments. Obligor shall not assign this Agreement or any right or obligation hereunder without the prior written consent of TBCC. TBCC may assign (without the consent of Obligor) to one or more Persons all or a portion of its rights and obligations under this Agreement and the other Loan Documents.

   6.3. Participations. TBCC may sell participations in or to all or a portion of its rights and obligations under this Agreement; provided, however, that TBCC's obligations under this Agreement shall remain unchanged.

   6.4. Disclosure. TBCC may, in connection with any permitted assignment or participation or proposed assignment or participation pursuant to this Agreement, disclose to the assignee or participant or proposed assignee or participant any information relating to Obligor furnished to TBCC by or on behalf of Obligor.

7. DEFINITIONS.

   7.1. General Definitions. As used herein, the following terms shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

     (a) "Affiliate" means as to any Person, any other Person who directly or indirectly controls, is under common control with, is controlled by or is a director or officer of such Person. As used in this definition, "control" (including its correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person who owns directly or indirectly twenty percent (20%) or more of the securities having ordinary voting power for the election of the members of the board of directors or other governing body of a corporation or twenty percent (20%) or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation, partnership or other Person.

     (b) "Agreement" means this Security Agreement, as amended, supplemented or otherwise modified from time to time.

     (c) "Auditors" means a nationally recognized firm of independent public accountants selected by Obligor and reasonably satisfactory to TBCC.

     (d) "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy," as that title may be amended from time to time, or any successor statute.

     (e) "Borrower" means Endocare, Inc., a Delaware corporation, and its successors.

     (f) "Business Day" means any day other than a Saturday, Sunday or any other day on which commercial banks in Chicago, Illinois are required or permitted by law to close.

     (g) "Cash Equivalents" means (i) securities issued, guaranteed or insured by the United States or any of its agencies with maturities of not more than one year from the date acquired; (ii) certificates of deposit with maturities of not more than one year from the date acquired, issued by any U.S. federal or state chartered commercial bank of recognized standing which has capital and unimpaired surplus in excess of $100,000,000; (iii) investments in money market funds registered under the Investment Company Act of 1940; and (iv) other instruments, commercial paper or investments acceptable to TBCC in its sole discretion.

     (h) "Collateral" means Receivables, Inventory, Equipment, and Other Property, and all additions and accessions thereto and substitutions and replacements therefor and improvements thereon, and all proceeds (whether cash or other property) and products thereof, including, without limitation, all proceeds of insurance covering the same and all tort claims in connection therewith, and all records, files, computer programs and files, data and writings relating to the foregoing, and all equipment containing the foregoing.

     (i) "Collections" means all cash, funds, checks, notes, instruments, any other form of remittance tendered by account debtors in respect of payment of Receivables and any other payments received by Obligor with respect to any other Collateral.

     (j) "Compliance Certificate" means a certificate as to compliance with the Obligations, on TBCC's standard form (in effect from time to time).

     (k) "Contingent Obligation" means any direct, indirect, contingent or non-contingent guaranty or obligation for the Indebtedness of another Person, except endorsements in the ordinary course of business.

     (l) "Default" means any of the events specified in Section 5.1, whether or not any of the requirements for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

     (m) "Equipment" means all machinery, equipment, furniture, fixtures, conveyors, tools, materials, storage and handling equipment, hydraulic presses, cutting equipment, computer equipment and hardware, including central processing units, terminals, drives, memory units, printers, keyboards, screens, peripherals and input or output devices, molds, dies, stamps, vehicles, and other equipment of every

TBCC                                                          SECURITY AGREEMENT
--------------------------------------------------------------------------------

kind and nature and wherever situated now or hereafter owned by Obligor or in which Obligor may have any interest as lessee or otherwise (to the extent of such interest), together with all additions and accessions thereto, all replacements and all accessories and parts therefor, all manuals, blueprints, know-how, warranties and records in connection therewith, all rights against suppliers, warrantors, manufacturers, sellers or others in connection therewith, and together with all substitutes for any of the foregoing.

     (n) "Event of Default" means the occurrence of any of the events specified in Section 5.1.

     (o) "Financial Statements" means the balance sheets, profit and loss statements, for the period specified, prepared in accordance with GAAP and consistent with prior practices.

     (p) "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination. Whenever any accounting term is used herein which is not otherwise defined, it shall be interpreted in accordance with GAAP.

     (q) "Governing Documents" means the articles or certificate of incorporation and by-laws of Obligor.

     (r) "Governmental Authority" means any nation or government, any state or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions thereof or pertaining thereto.

     (s) "Indebtedness" means, with respect to any Person, as of the date of determination any indebtedness, liability or obligation of such Person (including without limitation obligations under capital leases and contingent obligations).

     (t) "Insolvency Event" means, with respect to any Person, the occurrence of any of the following: (a) such Person shall be adjudicated insolvent or bankrupt, or shall generally fail to pay or admit in writing its inability to pay its debts as they become due, (b) such Person shall seek dissolution or reorganization or the appointment of a receiver, trustee, custodian or liquidator for it or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, (c) such Person shall make a general assignment for the benefit of its creditors, or consent to or acquiesce in the appointment of a receiver, trustee, custodian or liquidator for a substantial portion of its property, assets or business, (d) such Person shall file a voluntary petition under any bankruptcy, insolvency or similar law or take any corporate or similar act in furtherance thereof, or (e) such Person, or a substantial portion of its property, assets or business shall become the subject of an involuntary proceeding or petition for its dissolution, reorganization, and such proceeding is not dismissed or stayed within sixty days, or the appointment of a receiver, trustee, custodian or liquidator, and such receiver is not dismissed within sixty days.

     (u) "Inventory" means all present and future goods intended for sale, lease or other disposition by Obligor including, without limitation, all raw materials, work in process, finished goods and other retail inventory, goods in the possession of outside processors or other third parties, goods consigned to Obligor to the extent of its interest therein as consignee, materials and supplies of any kind, nature or description which are or might be used in connection with the manufacture, packing, shipping, advertising, selling or finishing of any such goods, and all documents of title or documents representing the same.

     (v) "Investment" in any Person means, as of the date of determination thereof, any payment or contribution, or commitment to make a payment or contribution, by any Person including, without limitation, property contributed or committed to be contributed by any Person, on its account for or in connection with its acquisition of any stock, bonds, notes, debentures, partnership or other ownership interest or any other security of the Person in whom such Investment is made or any evidence of indebtedness by reason of a loan, advance, extension of credit, guaranty or other similar obligation for any debt, liability or indebtedness of such Person in whom the Investment is made.

     (w) "Lien" means any lien, claim, charge, pledge, security interest, assignment, hypothecation, deed of trust, mortgage, lease, conditional sale, retention of title or other preferential arrangement having substantially the same economic effect as any of the foregoing, whether voluntary or imposed by law.

     (x) "Loan Agreement" means the Loan and Security Agreement dated approximately even date herewith between TBCC and the Borrower (and all extensions, renewals, replacements and modifications thereof).

     (y) "Loan Documents" means this Agreement, the Loan Agreement, and all present and future documents and instruments delivered or to be delivered by Borrower, Obligor or any of their Affiliates under, in connection with or relating to this Agreement or the Loan Agreement as each of the same may be amended, supplemented or otherwise modified from time to time.

     (z) "Material Adverse Effect" means (i) a material adverse effect on the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Obligor, (ii) the impairment of Obligor's ability to perform its obligations under the Loan Documents to which it is a party or of TBCC to enforce the Obligations or realize upon the Collateral or
(iii) a material adverse effect on the value of the Collateral or the amount which TBCC would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of the Collateral.

     (aa) "Material Contract" means any contract or other arrangement to which Obligor is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew could have a Material Adverse Effect.

     (bb) "Obligations" means and includes all debts, liabilities, obligations, guaranties, covenants and duties owing by Obligor to TBCC of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, which may arise under, out of, or in connection with, that certain Guaranty dated approximately even date herewith executed by Obligor in favor of TBCC with respect to the Borrower (and all extensions, renewals, replacements and modifications thereof), this Agreement,

TBCC                                                          SECURITY AGREEMENT
--------------------------------------------------------------------------------

any other Loan Document or any other agreement executed in connection herewith or therewith, whether or not for the payment of money, whether arising by reason of an extension of credit, opening, guaranteeing or confirming of a letter of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment, purchase, discount or otherwise), whether absolute or contingent, due or to become due, now due or hereafter arising and however acquired. The term includes, without limitation, all interest (including interest accruing on or after an Insolvency Event, whether or not an allowed claim), charges, expenses, reasonable attorneys' fees, and any other sum properly chargeable to Obligor under this Agreement, the other Loan Documents or any other agreement executed in connection herewith or therewith.

     (cc) "Other Property" means all present and future: instruments, documents, documents of title, securities, investment securities, bonds, notes, promissory notes, drafts, acceptances, letters of credit and rights to receive proceeds of letters of credit, deposit accounts, chattel paper, certificates, insurance policies, insurance proceeds, leases, computer tapes, causes of action, judgments, claims against third parties, leasehold rights in any personal property, books, ledgers, files and records, general intangibles (including without limitation, all contract rights, tax refunds, rights to receive tax refunds, patents, patent applications, copyrights (registered and unregistered), royalties, licenses, permits, franchise rights, authorizations, customer lists, rights of indemnification, contribution and subrogation, computer programs, discs and software, trade secrets, computer service contracts, trademarks, trade names, service marks and names, logos, goodwill, deposits, choses in action, designs, blueprints, plans, know-how, telephone numbers and rights thereto, credits, reserves, and all forms of obligations whatsoever now or hereafter owing to Obligor), all property at any time in the possession or under the control of TBCC, and all security given by Obligor to TBCC pursuant to any other Loan Document or agreement.

     (dd) "Permitted Liens" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced and be continuing: (i) Liens for taxes, assessments and other governmental charges or levies or the claims or demands of landlords, carriers, warehousemen, mechanics, laborers, materialmen and other like Persons arising by operation of law in the ordinary course of business for sums which are not yet due and payable, (ii) deposits or pledges to secure the payment of workmen's compensation, unemployment insurance or other social security benefits or obligations, public or statutory obligations, surety or appeal bonds, bid or performance bonds, or other obligations of a like nature incurred in the ordinary course of business (but nothing in this clause (ii) shall permit the creation of Liens on Receivables or Inventory or Other Property), (iii) zoning restrictions, easements, encroachments, licenses, restrictions or covenants on the use of the Property which do not materially impair either the use of the Property in the operation of the business of Obligor or the value of the Property, (iv) rights of general application reserved to or vested in any municipality or other governmental, statutory or public authority to control or regulate property, or to use property in a manner which does not materially impair the use of the property for the purposes for which it is held by Obligor,
(v) state and municipal Liens for personal property taxes which are not yet due and payable, and (vi) Purchase Money Liens.

     (ee) "Person" means any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, joint stock company, association, corporation, institution, entity, party or government (including any division, agency or department thereof) or any other legal entity, whether acting in an individual, fiduciary or other capacity, and, as applicable, the successors, heirs and assigns of each.

     (ff) "Plan" means any employee benefit plan, program or arrangement maintained or contributed to by Obligor or with respect to which it may incur liability.

     (gg) "Purchase Money Lien" means a Lien on any item of Equipment created substantially simultaneously with the acquisition of such Equipment for the purpose of financing such acquisition, provided that such Lien shall attach only to the Equipment acquired.

     (hh) "Qualification" or "Qualified" means, with respect to any report of independent public accountants covering Financial Statements, a material qualification to such report (i) resulting from a limitation on the scope of examination of such Financial Statements or the underlying data, (ii) as to the capability of Obligor to continue operations as a going concern or (iii) which could be eliminated by changes in Financial Statements or notes thereto covered by such report (such as by the creation of or increase in a reserve or a decrease in the carrying value of assets) and which if so eliminated by the making of any such change and after giving effect thereto would result in a Default or an Event of Default.

     (ii) "Receivables" means all present and future accounts and accounts receivable, together with all security therefor and guaranties thereof and all rights and remedies relating thereto, including any right of stoppage in transit.

     (jj) "Requirement of Law" means (a) the Governing Documents, (b) any law, treaty, rule, regulation, order or determination of an arbitrator, court or other Governmental Authority or (c) any franchise, license, lease, permit, certificate, authorization, qualification, easement, right of way, right or approval binding on Obligor or any of its property.

     (kk) "Schedule" means the Schedule to this Agreement being signed concurrently by Obligor and TBCC, as amended from time to time.

     (ll) "Solvent" means when used with respect to any Person that as of the date as to which such Person's solvency is to be measured: (a) the fair salable value of its assets is in excess of the total amount of its liabilities (including contingent liabilities as valued in accordance with applicable law*) as they become absolute and matured; (b) it has sufficient capital to conduct its business; and (c) it is able to meet its debts as they mature.

     * , PROVIDED THAT, IN DETERMINING WHETHER OR NOT OBLIGOR IS SOLVENT, ANY LIABILITIES OF OBLIGOR TO BORROWER SHALL BE EXCLUDED

     (mm) "Subsidiary" means, as to any Person, a corporation or other entity in which that Person directly or indirectly owns or controls shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or appoint other managers of such corporation or other entity.

TBCC                                                          SECURITY AGREEMENT
--------------------------------------------------------------------------------

   7.2. Accounting Terms and Determinations. Unless otherwise defined or specified herein, all accounting terms used in this Agreement shall be construed in accordance with GAAP, applied on a basis consistent in all material respects with the Financial Statements delivered to TBCC on or before the date of this Agreement. All accounting determinations for purposes of determining compliance with this Agreement shall be made in accordance with GAAP as in effect on the date of this Agreement and applied on a basis consistent in all material respects with the audited Financial Statements delivered to TBCC on or before the date of this Agreement. The Financial Statements required to be delivered hereunder, and all financial records, shall be maintained in accordance with GAAP. If GAAP shall change from the basis used in preparing the audited Financial Statements delivered to TBCC on or before the date of this Agreement, the Compliance Certificates required to be delivered pursuant to this Agreement shall include calculations setting forth the adjustments necessary to demonstrate how Obligor is in compliance with the Financial Covenants (if any) based upon GAAP as in effect on the date of this Agreement.

   7.3. Other Terms; Headings; Construction. Capitalized terms used in this Agreement, which are not defined, shall have the meanings set forth in the Loan Agreement. Unless otherwise defined herein, terms used herein that are defined in the Uniform Commercial Code, from time to time in effect in the State of Illinois, shall have the meanings set forth therein. Each of the words "hereof," "herein," and "hereunder" refer to this Agreement as a whole. The term "including", whenever used in this Agreement, shall mean "including (but not limited to)". An Event of Default shall "continue" or be "continuing" unless and until such Event of Default has been waived or cured within the grace period specified therefor under Section 5.1. References to Articles, Sections, Annexes, Schedules, and Exhibits are internal references to this Agreement, and to its attachments, unless otherwise specified. The headings and any Table of Contents are for convenience only and shall not affect the meaning or construction of any provision of this Agreement. This Agreement has been fully reviewed and negotiated between the parties and no uncertainty or ambiguity in any term or provision of this Agreement shall be construed strictly against TBCC or Obligor under any rule of construction or otherwise.

8. GENERAL PROVISIONS.

   8.1. GOVERNING LAW. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE GOVERNED BY THE INTERNAL LAWS AND DECISIONS OF THE STATE OF ILLINOIS.

   8.2. SUBMISSION TO JURISDICTION. ALL DISPUTES BETWEEN THE OBLIGOR AND TBCC, WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE AND FEDERAL COURTS LOCATED IN CHICAGO, ILLINOIS, AND THE COURTS TO WHICH AN APPEAL THEREFROM MAY BE TAKEN; PROVIDED, HOWEVER, THAT TBCC SHALL HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST THE OBLIGOR OR ITS PROPERTY IN ANY LOCATION REASONABLY SELECTED BY TBCC IN GOOD FAITH TO ENABLE TBCC TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF TBCC. THE OBLIGOR AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS, SETOFFS OR CROSS-CLAIMS IN ANY PROCEEDING BROUGHT BY TBCC. THE OBLIGOR WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH TBCC HAS COMMENCED A PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON FORUM NON CONVENIENS.

   8.3. SERVICE OF PROCESS. THE OBLIGOR HEREBY IRREVOCABLY DESIGNATES * AS THE DESIGNEE AND AGENT OF THE OBLIGOR TO RECEIVE, FOR AND ON BEHALF OF THE OBLIGOR, SERVICE OF PROCESS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH AGENT AT ITS ADDRESS WILL BE PROMPTLY FORWARDED BY MAIL TO THE OBLIGOR, BUT THE FAILURE OF THE OBLIGOR TO RECEIVE SUCH COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

   *PRENTICE-HALL CORPORATION SYSTEM, INC., 1013 CENTRE ROAD, WILMINGTON, DELAWARE 19805

   8.4. LIMITATION OF LIABILITY. TBCC SHALL HAVE NO LIABILITY TO THE OBLIGOR (WHETHER SOUNDING IN TORT, CONTRACT, OR OTHERWISE) FOR LOSSES SUFFERED BY THE OBLIGOR IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO THE TRANSACTIONS OR RELATIONSHIPS CONTEMPLATED BY THIS AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OR COURT ORDER BINDING ON TBCC THAT THE LOSSES WERE THE RESULT OF ACTS OR OMISSIONS CONSTITUTING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF TBCC. THE OBLIGOR HEREBY WAIVES ALL FUTURE CLAIMS AGAINST TBCC FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES.

   8.5. Delays; Partial Exercise of Remedies. No delay or omission of TBCC to exercise any right or remedy hereunder shall impair any such right or operate as a waiver thereof. No single or partial exercise by TBCC of any right or remedy shall preclude any other or further exercise thereof, or preclude any other right or remedy.

   8.6. Notices. Except as otherwise provided herein, all notices and correspondence hereunder shall be in writing and sent by certified or registered mail, return receipt requested, by overnight delivery service, with all charges prepaid, or by telecopier followed by a hard copy sent by

TBCC                                                          SECURITY AGREEMENT
--------------------------------------------------------------------------------

regular mail, to the parties at their addresses set forth in the heading to this Agreement. All such notices and correspondence shall be deemed given (i) if sent by certified or registered mail, three Business Days after being postmarked,
(ii) if sent by overnight delivery service, when received at the above stated addresses or when delivery is refused and (iii) if sent by telecopier transmission, when receipt of such transmission is acknowledged. Obligor's and TBCC's telecopier numbers for purpose of notice hereunder are set forth in the Schedule; each party's number may be changed by written notice to the other party.

   8.7. Indemnification; Reimbursement of Expenses of Collection. Obligor hereby indemnifies and agrees, whether or not any of the transactions contemplated by this Agreement or the other Loan Documents are consummated, to defend and hold harmless (on an after-tax basis) TBCC, its successors and assigns and their respective directors, officers, agents, employees, advisors, shareholders, attorneys and Affiliates (each, an "Indemnified Party") from and against any and all losses, claims, damages, liabilities, deficiencies, obligations, fines, penalties, actions (whether threatened or existing), judgments, suits (whether threatened or existing) or expenses (including, without limitation, reasonable fees and disbursements of counsel, experts, consultants and other professionals) incurred by any of them (collectively, "Claims") (except, in the case of each Indemnified Party, to the extent that any Claim is determined in a final and non-appealable judgment by a court of competent jurisdiction to have directly resulted from such Indemnified Party's gross negligence or willful misconduct) arising out of or by reason of (i) any litigation, investigation, claim or proceeding which arises out of or is related to (A) Obligor, or this Agreement, any other Loan Document or the transactions contemplated hereby or thereby, (B) any actual or proposed use by Borrower of the proceeds of the Loans, or (C) TBCC's entering into this Agreement or any other Loan Document or any other agreements and documents relating hereto, including, without limitation, amounts paid in settlement, court costs and the reasonable fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding, (ii) any remedial or other action taken by Obligor in connection with compliance by Obligor, or any of its properties, with any federal, state or local environmental laws, rules or regulations, and (iii) any pending, threatened or actual action, claim, proceeding or suit by any shareholder or director of Obligor or any actual or purported violation of Obligor's charter, by-laws or any other agreement or instrument to which Obligor is a party or by which any of its properties is bound. In addition and without limiting the generality of the foregoing, Obligor shall, upon demand, pay to TBCC all reasonable costs and expenses incurred by TBCC (including the reasonable fees and disbursements of counsel and other professionals) in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents, and pay to TBCC all reasonable costs and expenses (including the reasonable fees and disbursements of counsel and other professionals) paid or incurred by TBCC in order to enforce or defend any of its rights under or in respect of this Agreement, any other Loan Document or any other document or instrument now or hereafter executed and delivered in connection herewith, collect the Obligations or otherwise administer this Agreement, foreclose or otherwise realize upon the Collateral or any part thereof, prosecute actions against, or defend actions by, account debtors; commence, intervene in, or defend any action or proceeding; initiate any complaint to be relieved of the automatic stay in bankruptcy; file or prosecute any probate claim, bankruptcy claim, third-party claim, or other claim; examine, audit, copy, and inspect any of the Collateral or any of Obligor's books and records; protect, obtain possession of, lease, dispose of, or otherwise enforce TBCC's security interest in, the Collateral; and otherwise represent TBCC in any litigation relating to Obligor. If either TBCC or Obligor files any lawsuit against the other predicated on a breach of this Agreement, the prevailing party in such action shall be entitled to recover its reasonable costs and attorneys' fees, including (but not limited to) reasonable attorneys' fees and costs incurred in the enforcement of, execution upon or defense of any order, decree, award or judgment. If and to the extent that the Obligations of Obligor hereunder are unenforceable for any reason, Obligor hereby agrees to make the maximum contribution to the payment and satisfaction of the Obligations which is permissible under applicable law. Obligor's obligations under this Section shall survive any termination of this Agreement and the other Loan Documents and the payment in full of the Obligations, and are in addition to, and not in substitution of, any of the other Obligations.

   8.8. Amendments and Waivers. Any provision of this Agreement or any other Loan Document may be amended or waived if, but only if, such amendment or waiver is in writing and signed by Obligor and TBCC and then any such amendment or waiver shall be effective only to the extent set forth therein. The failure of TBCC at any time or times to require Obligor to strictly comply with any of the provisions of this Agreement or any other present or future agreement between Obligor and TBCC shall not waive or diminish any right of TBCC later to demand and receive strict compliance therewith. Any waiver of any default shall not waive or affect any other default, whether prior or subsequent, and whether or not similar. None of the provisions of this Agreement or any other agreement now or in the future executed by Obligor and delivered to TBCC shall be deemed to have been waived by any act or knowledge of TBCC or its agents or employees, but only by a specific written waiver signed by an authorized officer of TBCC and delivered to Obligor.

   8.9. Counterparts; Telecopied Signatures. This Agreement and any waiver or amendment hereto may be executed in counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but both of which shall together constitute one and the same instrument. This Agreement and each of the other Loan Documents and any notices given in connection herewith or therewith may be executed and delivered by telecopier or other facsimile transmission all with the same force and effect as if the same was a fully executed and delivered original manual counterpart.

   8.10. Severability. In case any provision in or obligation under this Agreement or any other Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

TBCC                                     SCHEDULE TO LOAN AND SECURITY AGREEMENT
--------------------------------------------------------------------------------

   8.11. Joint and Several Liability. If Obligor consists of more than one Person, their liability shall be joint and several, and the compromise of any claim with, or the release of, any Obligor shall not constitute a compromise with, or a release of, any other Obligor.

   8.12. Entire Agreement; Successors and Assigns. This Agreement and the other Loan Documents constitute the entire agreement between the parties, supersede any prior written and verbal agreements between them, and shall bind and benefit the parties and their respective successors and permitted assigns. There are no oral understandings, oral representations or oral agreements between the parties which are not set forth in this Agreement or in other written agreements signed by the parties in connection herewith.

   8.13. MUTUAL WAIVER OF JURY TRIAL. TBCC AND OBLIGOR EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO: (I) THIS AGREEMENT; OR (II) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN TBCC AND OBLIGOR; OR (III) ANY CONDUCT, ACTS OR OMISSIONS OF TBCC OR OBLIGOR OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH TBCC OR OBLIGOR; IN EACH OF THE FOREGOING

WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

OBLIGOR:

ADVANCED MEDICAL PROCEDURES, INC.

By      /s/ William Hughes
      ---------------------------------
Title  Chief Financial Officer
      ---------------------------------


TBCC:

TRANSAMERICA BUSINESS CREDIT

CORPORATION

By     /s/ Ian Schnider
      ---------------------------------
Title
      ---------------------------------

                                   SCHEDULE TO

                               SECURITY AGREEMENT

Prior Names of Obligor (Section 2.11):              Advanced Medical Procedures, LLC

Prior Trade Names of Obligor (Section 2.11):        Advanced Medical Procedures, LLC

Existing Trade Names of Obligor (Section 2.11):     Advanced Medical Procedures, Inc.

Other Places of Business and
Locations of Collateral (Section 2.2):              7 Studebaker, Irvine, CA 92618

Facsimile Numbers:

         Obligor:  (949) 597-0607

         TBCC:    (818) 995-3214